SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                  FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

 Date of Report (Date of earliest event reported):  May 22, 1998

                      Great Lakes Chemical Corporation
           (Exact same of registrant as specified is its charter)

    Delaware                      1-6450                   95-1765035
 ------------------         ---------------------      -------------------
 (State or Other            (Commission File No.)        (IRS Employer
 Jurisdictions of                                      Identification No.)
 Incorporation)

                  One Great Lakes Boulevard, P.O. Box 2200
                       West Lafayette, Indiana 47906
         (Address of Principal Executive Offices including Zip Code)

 Registrant's telephone number, including area code:     (765) 497-6100

 ITEM 2.   Acquisition or Disposition of Assets.

      Pursuant to a previously announced spin off (the "Spin Off") of all of the outstanding shares of common stock of Octel Corp. ("Octel"), Great Lakes' shareholders of record on May 15, 1998 received one share of Octel common stock for every four shares of Great Lakes' common stock held by the shareholder on such date. The Spin Off was effective on May 22, 1998. As a result of the Spin Off, Octel became an independent publicly held company. Octel and its affiliates own and operate substantially all of the businesses which formerly comprised Great Lakes' Petroleum Additives Business Unit.

 ITEM 7.   Financial Statements, Pro Forma Financial Information and
           Exhibits.

           (a) Not applicable.

           (b) It is impracticable at this time for the Company to provide all of the financial statements that are required to be included herein. The Company hereby undertakes to file such required financial statements as soon as practicable, but in no event later than sixty (60) days following the date on which this report on Form 8-K is required to be filed.

           (c) Exhibits.

           99.1 Press Release, dated May 7, 1998.

           99.2 Press Release, dated May 27, 1998




                                 SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    GREAT LAKES CHEMICAL CORPORATION



 Dated:  June 5, 1998               By /s/  Robert T. Jeffares
                                      ----------------------------------
                                    Name:  Robert T. Jeffares
                                    Title: Executive Vice President
                                             and Chief Financial Officer



                               Exhibit Index

 Exhibit Number      Exhibit Description

 99.1                Press Release, dated May 7, 1998.

 99.2                Press Release, dated May 27, 1998.